UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2018

TRACK GROUP, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	000-23153	87-0543981
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

200 E. 5th Avenue, Suite 100, Naperville, Illinois 60563
(Address of principal executive offices)

(877) 260-2010
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01 Entry into a Material Definitive Agreement.

Effective January 1, 2018, Track Group, Inc. (the “Company”) entered into a multi-year Monitoring Services Agreement (the “Agreement”) with Marion County Community Corrections Agency, by and through the Marion County Community Corrections Board (collectively, “Marion County”), pursuant to which the Company shall provide Marion County with GPS and alcohol monitoring equipment, certain services, and software to be used for offenders ordered into the Marion County Community Corrections program by the courts. In exchange for the products and services provided by the Company, Marion County shall make periodic payments, the sum of which shall be determined based on the duration of use of individual units of equipment.

The foregoing description of the Agreement does not purport to be complete, and is qualified in its entirety by reference to such Agreement, which shall be filed as an exhibit to the Company’s next periodic report filed under the Securities and Exchange Act of 1934, as amended.

Item 8.01 Other Events.

Today, the Company issued a press release announcing the consummation of the foregoing agreement with Marion County. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRACK GROUP, INC.

Date: January 16, 2018	By:	/s/ Peter K. Poli
Peter K. Poli
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated January 12, 2018